Exhibit 99.1

Xactly Announces Preliminary Financial Results for First Quarter Fiscal 2018

SAN JOSE, Calif. — May 30, 2017 – Xactly (NYSE: XTLY), a leading provider of cloud-based incentive solutions, today provided preliminary financial results for the first quarter fiscal 2018 ended April 30, 2017.

For the first quarter fiscal 2018, total revenue is expected to be approximately $24.6 million and subscription revenue is expected to be approximately $19.5 million. Calculated billings are expected to be in the range of $25.3 million to $25.5 million for the quarter. GAAP net loss is expected to be in the range of $(4.6) to $(4.4) million, or $(0.15) to $(0.14) per share. Non-GAAP net loss is expected to be in the range of $(1.9) million to $(1.7) million, or $(0.06) to $(0.05) per share. Adjusted EBITDA loss is expected to be in the range of $(0.6) million to $(0.4) million.

In a separate press release issued today, Xactly announced that it has entered into a definitive agreement to be acquired by affiliates of Vista Equity Partners.

The company will report its fiscal 2018 first quarter results in its Quarterly Report on Form 10-Q. Xactly will not hold a conference call to discuss earnings due to the announced sale of the company.

Non-GAAP Financial Measures

To supplement its financial statements, Xactly also provides investors with certain non-GAAP financial measures. We believe that these non-GAAP measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and the non-GAAP financial measures that we use may differ from those of other companies in our industry. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent and related explanations are included below. We believe that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of Xactly’s operational performance. Various items are excluded from such non-GAAP financial measures in part because the decisions which gave rise to the excluded items were not made to increase revenue in a particular period, but were made for Xactly’s long-term benefit over multiple periods.

Non-GAAP net loss and non-GAAP net loss per share. We believe non-GAAP net loss and non-GAAP net loss per share may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on Xactly’s operating performance. We compensate for the inherent limitations associated with using non-GAAP net loss and non-GAAP net loss per share through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP measures, net loss and net loss per share. We calculate non-GAAP net loss (and non-GAAP net loss per share) as net loss (and net loss per share) before (i) stock-based compensation, (ii) increase or decrease in expenses related to the change in fair value of convertible preferred stock warrant liabilities, (iii) and any applicable, non-recurring or unusual charges as we may determine from time to time.

Adjusted EBITDA. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) other income (expense), net, which includes interest expense, the change in fair value of convertible preferred stock warrant liabilities and other income and expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of debt issuance costs, (v) stock-based compensation and (vi) any applicable, non-recurring or unusual charges as we may determine from time to time.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, expected GAAP and non-GAAP financial operating results for the first fiscal quarter of fiscal 2018, such as revenue, calculated billings growth rate, net loss, net loss per share, non-GAAP net loss and non-GAAP net loss per share and Adjusted EBITDA, and other information about future events and trends that we believe may affect our business, financial condition, operating results and growth prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Xactly’s control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Xactly’s most recent filings with the Securities and Exchange Commission, including Xactly’s most recent reports on Forms 8-K and 10-K, and include those listed under the caption “Risk Factors.” Xactly undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

About Xactly

Headquartered in San Jose, California, Xactly (NYSE: XTLY), is a leading provider of enterprise-class, cloud-based, incentive compensation solutions for employee and sales performance management. Named a leader in Gartner’s Magic Quadrant for Sales Performance Management software, Xactly addresses a critical business need to incentivize employees and align their behaviors with company goals. Our products allow organizations to make more strategic decisions, increase employee performance, improve margins, and mitigate risk.

Our core values are key to our success, and each day we’re committed to upholding them by delivering the best we can to our customers. To learn more about Xactly and the latest issues and trends in SPM software, follow us on Twitter, Facebook, and subscribe to the Xactly blog.

©2017 Xactly Corporation. All rights reserved. Xactly, the Xactly logo, and “Inspire Performance” are registered trademarks or trademarks of Xactly Corporation in the United States and/or other countries. All other trademarks are the property of their respective owners.

Additional Information and Where to Find It

Xactly plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders a proxy statement in connection with the proposed merger with Excalibur Merger Sub, Inc., pursuant to which Xactly would be acquired by entities affiliated with Vista Equity Partners (the “Merger”). The proxy statement described above will contain important information about the proposed merger and related matters. INVESTORS, STOCKHOLDERS AND SECURITY HOLDERS OF XACTLY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT XACTLY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT XACTLY AND THE TRANSACTION. Investors, stockholders and security holders will be able to obtain free copies of these documents and other documents filed with the SEC by Xactly through the website maintained by the SEC at www.sec.gov. In addition, investors, stockholders and security holders will be able to obtain free copies of these documents from Xactly by contacting Xactly’s Investor Relations at (408) 477-3338, by e-mail at ir@xactlycorp.com, or by going to Xactly’s Investor Relations page on its website at investors.xactlycorp.com.

Participants in the Solicitation

The directors and executive officers of Xactly may be deemed to be participants in the solicitation of proxies from the stockholders of Xactly in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Xactly’s directors and executive officers is also included in Xactly’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on May 11, 2017. These documents are available free of charge as described in the preceding paragraph.

CONTACT:

Investor Relations

The Blueshirt Group

Lisa Laukkanen

Tel: 415-217-4967

Email: lisa@blueshirtgroup.com

Nicole Gunderson

Tel: 415-489-2196

Email: nicole@blueshirtgroup.com

Reconciliation of Preliminary GAAP Net Loss to Preliminary Non-GAAP Net Loss

(in thousands, except per share data)

(Unaudited)

Preliminary Three months ended April 30, 2017

GAAP net loss	$(4,600) - $(4,400)
Non-GAAP adjustments:
Stock-based compensation	2,700

Non-GAAP net loss	$(1,900) - $(1,700)

GAAP net loss per share, basic and diluted	$(0.15) - $(0.14)

Non-GAAP net loss per share, basic and diluted	$(0.06) - $(0.05)

Shares used in computing non-GAAP net loss per share:
Basic and diluted	31,700

Reconciliation of Preliminary GAAP Net Loss to Preliminary Adjusted EBITDA

(in thousands)

(Unaudited)

Preliminary
Three months ended
April 30, 2017

Net loss	$(4,600) - $(4,400)
Non-GAAP adjustments:
Interest expense	100
Income tax expense	100
Depreciation and amortization	1,100
Stock-based compensation	2,700

Adjusted EBITDA	$(600) - $(400)